Exhibit 1

Oi S.A. - In Judicial Reorganization

Corporate Taxpayers’ Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade (NIRE) No. 33 3 0029520-8

PUBLICLY-HELD COMPANY

FINAL VOTING CHART

Final voting chart of the Ordinary General Shareholders’ Meeting held on April 30, 2018, at 11 a.m., at the headquarters of the Company, located at Rua do Lavradio, 71, Centro, in the City of Rio de Janeiro, RJ, including votes cast through remote voting ballots.

OI S.A. - Ordinary General Shareholders' Meeting held on April 30, 2018 - 11:00 a.m.
The composition of the capital stock = Common Stock 668.033.661 – Preferred Stock 157.727.241
Treasury Shares = Common Stock 148.282.000 – Preferred Stock 1.811.755
Capital Stock without Treasury Shares = Common Stock 519.751.661 - Preferred Stock 155.915.486
SEQ.		NAME			AGENDA
	CPF/CNPJ		POSITION Common Stock	POSITION Preferred Stock	1 Assess the managements' accounts related to the fiscal year ended December 31, 2017	2 To determine the global annual compensation budget for the Company's Management and members of the Fiscal Council	5 To elect the members of the Fiscal Council and their respective alternates (in accordance with the Management Proposal)

6
Separate vote of a member of the Fiscal Council and respective alternate by shareholders holding preferred shares (in accordance with the proposal of the shareholder Tempo Capital Principal Fundo de Investimento em Ações)

1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	15,447,310	14,545,830	Approve
2	55237	THE BANK OF NEW YORK ADR DEPARTMENT	16,850	361,661	Reject
3	55237	THE BANK OF NEW YORK ADR DEPARTMENT	52,284,915	24,394,339	Abstain
4	55237	THE BANK OF NEW YORK ADR DEPARTMENT	218,815	14,244,805		Approve

5	55237	THE BANK OF NEW YORK ADR DEPARTMENT	15,245,335	1,048,207		Reject
6	55237	THE BANK OF NEW YORK ADR DEPARTMENT	52,284,925	24,008,818		Abstain
7	55237	THE BANK OF NEW YORK ADR DEPARTMENT	15,379,835	15,207,980			Approve
8	55237	THE BANK OF NEW YORK ADR DEPARTMENT	84,135	61,738			Reject
9	55237	THE BANK OF NEW YORK ADR DEPARTMENT	52,285,105	24,032,112			Abstain
13	29835	DIOGO HENRIQUE MARCATTI GONCALVES	400	-	Approve	Reject	Abstain	Not applicable
14	54797	LEGAL AND GENERAL ASSURANCE PENSIONS MNG LTD	43,071	-	Reject	Reject	Approve	Not applicable
15	58400	PARAMETRIC TAX-MANAGED EMERGING MARKETS FUND	-	888,684	Reject	Reject	Approve
16	71409	FORD MOTOR CO DEFINED BENEF MASTER TRUST	3,996	-	Reject	Reject	Approve	Not applicable
17	71409	FORD MOTOR COMPANY OF CANADA, L PENSION TRUST	403	-	Reject	Reject	Approve	Not applicable
18	92550	CREDIT SUISSE SECURITIES(EUROPE) LIMITED	4,492,069	4,182,674	Approve	Approve	Approve
19	93490	SPDR S&P EMERGING MARKETS SMALL CAP ETF	-	186,700	Reject	Reject	Approve
20	10769	MARKET VECTORS BRAZIL SMALL-CAP ETF	702,950	-	Approve	Reject	Approve	Not applicable
21	16769	CORNERSTONE ADVISORS GLOBAL PUBLIC EQUITY FUND	-	57,400	Reject	Reject	Approve
22	16839	EMERGING MARKETS EQUITY FUND S OF M P F WORLD FUND	-	96,000	Approve	Approve	Approve
23	17891	ADVANCED SERIES TRUST - AST GOLDMAN SACHS MULTI-AS	24,200	-	Reject	Reject	Approve	Not applicable
24	19384	PIMCO TACTICAL OPPORTUNITIES MASTER FUND LTD.	2,810,000	-	Reject	Reject	Approve	Not applicable
25	20787	AXA IM GLOBAL EMERGING MARKETS SMALL CAP FUND, LLC	-	79,300	Reject	Reject	Approve
26	22709	PEWTER IBIS L.L.C.	2,000,000	1,150,000	Approve	Approve	Approve
27	23384	GOLDENTREE ASSET MANAGEMENT LUX S.A.R.L.	14,483,900	-	Approve	Approve	Approve	Not applicable
28	23952	FIRST TRUST RIVERFRONT DYNAMIC EMERGING MARKETS ET	938,950	-	Reject	Reject	Approve	Not applicable

29	28710	SILVER POINT LUXEMBOURG PLATFORM S.A.R.L.	10,266,200	5,474,500	Approve	Approve	Approve
30	13136	JGP EQUITY EXPLORER MASTER FIA	2,456,800	-	Approve	Approve	Approve	Not applicable
31	92717	JGP EQUITY EXPLORER MASTER FIM	2,129,500	-	Approve	Approve	Approve	Not applicable
32	11175	JGP LONG ONLY INSTITUCIONAL FIA	1,874,200	-	Approve	Approve	Approve	Not applicable
33	11228	JGP LONG ONLY MASTER FUNDO DE INVESTIMENTO EM ACOE	1,704,700	-	Approve	Approve	Approve	Not applicable
34	20485	JGP WM OPT MASTER FIM IE CREDITO PRIVADO	1,607,200	-	Approve	Approve	Approve	Not applicable
35	13410	HAMBURGO FUNDO DE INVESTIMENTO MULTIMERCADO CREDIT	573,200	-	Approve	Approve	Approve	Not applicable
36	18281	FIM SANTA CRISTINA INVESTIMENTO NO EXTERIOR CRED. PRIV	536,900	-	Approve	Approve	Approve	Not applicable
37	77077	ITCA MULTIMERCADO CREDITO PRIVADO - FUNDO DE INVES	503,400	-	Approve	Approve	Approve	Not applicable
38	68856	FIA PREVIDENCIARIO IGUACU FC	403,700	-	Approve	Approve	Approve	Not applicable
39	81657	OURO BRANCO MULTIMERCADO CREDITO PRIVADO - F DE IN	401,200	-	Approve	Approve	Approve	Not applicable
40	26434	JGP LONG ONLY INSTITUCIONAL 60 FIA	211,800	-	Approve	Approve	Approve	Not applicable
41	17786	GERDAU PREVIDENCIA FUNDO DE INVESTIMENTO EM ACOES	202,800	-	Approve	Approve	Approve	Not applicable
42	20763	FIA SABESPREV JGP INSTITUCIONAL BDR NIVEL I	142,000	-	Approve	Approve	Approve	Not applicable
43	26589	FIA GRUMARI	102,100	-	Approve	Approve	Approve	Not applicable
44	38328	BNDES PARTICIPAÇÕES S.A. – BNDESPAR	38,254,636	-	Approve	Reject	Approve	Not applicable
45	71102	FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL	11,853,844	-	Approve	Approve	Approve	Not applicable
46	24557	WILIAM DA CRUZ LEAL	186	-	Approve	Approve	Approve	Not applicable
47	11046	TEMPO CAPITAL PRICIPAL FUNDO DE INVESTIMENTO	1,149,515	5,492,455	Abstain	Abstain	Abstain	Approve
48	59923	JOANA GOMES BAPTISTA BONTEMPO	7	-	Abstain	Abstain	Abstain	Not applicable
49	24245	JOSE AUGUSTO DA GAMA FIGUEIRA	10,000	-	Approve	Approve	Approve	Not applicable
50	53586	MANUEL JEREMIAS LEITE CALDAS	9,600	-	Approve	Approve	Abstain	Not applicable

51	74489	HELOISA TEIXEIRA MAGALHAES	2	3	Approve	Approve	Approve
52	12333	MARCELO MOLLICA JOURDAN	1	1	Approve	Approve	Approve
53	97548	JGP STRATEGY MASTER FIM	24,052,896	1,639,100	Approve	Approve	Approve
54	10756	JGP MAX MASTER FIM	5,379,773	452,400	Approve	Approve	Approve
55	10841	JGP HEDGE MASTER FIM	176,571	11,800	Approve	Approve	Approve
56	11084	LUIZ ANTONIO DE SAMPAIO CAMPOS	1	-	Approve	Approve	Approve	Not applicable
57	39561	RAFAEL PADILHA CALABRIA	1	-	Approve	Approve	Approve	Not applicable
58	53125	FELIPE GUIMARÃES ROSA BON	1	-	Approve	Approve	Approve	Not applicable
59	11689	CLARISSE MELLO MACHADO SCHLIECKMANN	1	-	Approve	Approve	Approve	Not applicable
60	15438	EDUARDO BULHÕES DA MOTTA VEIGA	1	-	Approve	Approve	Approve	Not applicable
61	75512	FLÁVIA JOCHEM RIBEIRO CALAZANS BARONI	1	-	Approve	Approve	Approve	Not applicable
62	12127	BRUNO MASSENA CERQUEIRA COSTA	1	-	Approve	Approve	Approve	Not applicable
63	16047	THAMIRES DA CAS GRANDE GUERRA	1	-	Approve	Approve	Approve	Not applicable
64	89386	ANA TEREZA BASÍLIO	1	-	Approve	Approve	Approve	Not applicable
65	12482	GUIDO FEROLLA	1	-	Approve	Approve	Approve	Not applicable
66	11033	JOÃO FRANCISCO NETO	1	-	Approve	Approve	Approve	Not applicable
67	88289	JOSÉ ROBERTO DE ALBUQUERQUE SAMPAIO	1	-	Approve	Approve	Approve	Not applicable
68	93510	LUIZ FÁBIO NEDER	1	-	Approve	Approve	Approve	Not applicable
69	33718	NELIO ROBERTO SEIDI MACHADO	1	-	Approve	Approve	Approve	Not applicable
70	49570	PAULO PENALVA SANTOS	1	-	Approve	Approve	Approve	Not applicable